Exhibit A(3)(c)


                             Commission Schedule For
                        Variable Life Insurance Contracts

I. District Agencies

A. First Year Commissions on Contracts
   Issued on the Following Insureds:

                                                  Commission as Percentage
                 Insured                          of Premiums
                 -------                          -----------------------------
   Male Under Age 58 or Female Under Age 61                 50%
   Male, Age 58-67, or Female, Age 61-70                    45
   Male, Age 68-72, or Female, Age 71-75                    40
   Male, Age 73-75                                          35

B. Commissions on Renewal Premiums
   in Contract Years Two Through Four:


                                                  Commission as Percentage
                 Insured                          of Premiums
                 -------                          -----------------------------
   Male Under Age 73 and all Females              11%, if Contract's Face
                                                  Amount is less than $50,000;
                                                  10%, if Contract's Face Amount
                                                  is $50,000 or more

   Male, Age 73-75                                10%, if Contract's Face Amount
                                                  is less than $50,000; 9% if
                                                  Contract's Face Amount is
                                                  $50,000 or more

C. On Renewal Premiums in Contract
   Years Five Through Ten, A
   Commission of 3% Will Be Paid.
   In Subsequent Years, A Commission
   of 2% Will Be Paid.

II. Ordinary Agencies

A. First Year Commissions Are the Same
   as Those Stated Above for District
   Agencies


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B. Renewal Premiums on Contracts Sold
   Through Ordinary Agencies Depend On
   the Classification of the Selling
   Agent

     1. For Agents in categories T (Career agent - TAP),
W (Career agent-temporary TAP), and Y (Career agent-temporary), the following commission schedule on renewal premiums applies:

                                                  Commission as Percentage
                 Insured                          of Premiums
                 -------                          -----------------------------
   Male Under Age 73 and all Females              12% in Contract Years Two
                                                  through Four; 3% in Contract
                                                  Years Five through Ten

   Male, Age 73-75                                11% in Contract Years Two
                                                  through Four; 3% in Contract
                                                  Years Five through Ten

     2. For Agents in categories A (Asst. Mgr.
or Assoc. Mgr., 65 Series), B (Broker), G (Part-time Special Agent), K (Retired Full-Time Agent),
M (Manager), N (Full-Time Career Special Agent pre-65 contract), P (Part-Time Special Agent, after 1-1-48), S (Surplus Broker), and U (Manager), the Commission rate on renewal premiums is 5% for Contract Years Two Through Ten.

     3. For Agents in Categories F (Asst. Mgr. or
Assoc. Mgr., pre-65), E (Full-Time Agents, ISP),
V (Full-Time Career Agents, ISP), and N (Agent
Emeritus), the following commission schedule on renewal premiums applies:

                                                  Commission as Percentage
                 Insured                          of Premiums
                 -------                          -----------------------------
   Male Under Age 73 and all Females              10% in Contract Years Two
                                                  Through Four; 3% in Contract
                                                  Years Five Through Ten

   Male, Age 73-75                                9% in Contract Years Two
                                                  Through Four; 3% in Contract
                                                  Years Five Through Ten


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     4. For Agents in Category X (Retired Full-Time Agent), the commnission rate on renewal premiums is 9% for Contract years Two Through Five.

III. The registered representatives of Frudential-Bache Securities Inc. will be paid the following commissions on contracts they sell: 35% of the first year premiums, 5% of the second, third, and fourth year premiums, and 2-1/2% of the fifth year premiums.

IV. In the event a Contract lapses or is surrendered within the first two Contract years, a portion or all of the first year commission may be subject to recapture by the Pruco Life Insurance Company of New Jersey. If the Contract lapses at the end of year one, 30% of the commission is subject to recapture. A higher percentage of the first year commission may be recaptured on earlier lapses. A lower and decreasing portion of the first year commission is subject to recapture throughout the second Contract year.


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